UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 19, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03.   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2008, the Company filed Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) reflecting an increase in the authorized shares of the Company, an increase in the authorized common shares of the Company and a reduction in the quorum requirement for shareholder meetings from a majority of all shares entitled to vote to one-third of all shares entitled to vote. These amendments were approved by the Company’s shareholders at the special meeting in lieu of annual meeting of the shareholders held at the Company’s headquarters on June 19, 2008. The Company now has authorized 410,000,000 shares of capital stock, of which 400,000,000 are authorized as common stock of the Company. The Articles of Incorporation, which were effective as of June 19, 2008, are attached to this Form 8-K as Exhibit 3.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are attached with this report on Form 8-K:

3.1	Amended and Restated Articles of Incorporation of the Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: June 24, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number

3.1	Amended and Restated Articles of Incorporation of the Corporation